POTLATCH CORPORATION SALARIED EMPLOYEES'

                           SUPPLEMENTAL BENEFIT PLAN

              (As Amended and Restated Effective January 1, 1988)


         SECTION 1. INTRODUCTION.

                   The Potlatch Corporation Salaried Employees'

         Supplemental Benefit Plan (the "Plan") was established

         effective September 30, 1978, as the Supplemental Retirement

         Benefit Plan for Employees of Potlatch Corporation and

         Participating Companies.  The Plan was amended, retitled and restated to read as set forth herein effective January 1,

         1988.  The purposes of the Plan are (i) to supplement bene-

         fits provided under the Potlatch Corporation Salaried

         Employees' Retirement Plan (the "Retirement Plan") to the

         extent such benefits are reduced due to the limits of

         section 401(a)(17) or 415 of the Internal Revenue Code of

         1986, as amended (the "Code"), (ii) to provide retirement

         benefits that take into account deferred awards made under the Potlatch Corporation Management Performance Award Plan

         (the "MPAP"), and (iii) to supplement benefits provided

         under the Potlatch Corporation Salaried Employees' Savings

         Investment Plan (the "SIP") to the extent that a

         participant's allocations of Company Contributions or Allo-

         cable Forfeitures are reduced due to the limits of section

         401(a)(17), 401(k)(3), 401(m) or 415 of the Code.  Capital-

         ized terms used in the Plan (other than those defined herein) shall have the same meanings given to such terms in the Retirement Plan or the SIP, as the context may require.



         SECTION 2.  ELIGIBILITY AND PARTICIPATION.

             Participation in the Plan shall be limited to:

             (a)  All participants in the Retirement Plan

         whose benefits thereunder are reduced due to the

         limits of section 401(a)(17) of the Code (limiting

         the amount of compensation that may be taken into

         account under the Retirement Plan) or section 415

         of the Code (limiting the annual benefits payable

         under the Retirement Plan);

             (b)  All participants in the Retirement Plan

         who are credited with deferred awards under the

         MPAP after January 1, 1988; and

             (c)  All participants in the SIP whose allo-

         cations of Company Contributions or Allocable

         Forfeitures are reduced due to the limits of one

         or more of the following sections of the Code:

         (i) section 401(a)(17) (limiting the amount of

         compensation that may be taken into account under

         the SIP); (ii) section 401(k)(3) (limiting

         participants' Deferred Contributions to the SIP);

         (iii) section 401(m) (limiting participants'

         Non-deferred Contributions and matching Company

         Contributions under the SIP); or (iv) section 415

         (limiting overall annual allocations under the

         SIP).

         Any Employee with whom the Company has entered into a con-

         tract that provides benefits equivalent to any of the bene-

         fits described in this Plan shall not be eligible to partic-

         ipate in or receive benefits under this Plan to the extent of such equivalent benefits.



         SECTION 3. AMOUNT OF PLAN BENEFITS.

                  A Participant's Plan Benefit shall consist of (to

         the extent applicable to the Participant) (i) the Retirement

         Plan Supplemental Benefit and (ii) the SIP Supplemental

         Benefit.  All Plan Benefits shall accrue as of the last day of each Plan Year or as of the date, if earlier, on which

         the Participant ceases to be an Employee.

                  (a)  Retirement Plan Supplemental Benefit.  A

         Participant's Retirement Plan Supplemental Benefit shall be the difference between (i) the actual vested benefits

         payable under the Retirement Plan to the Participant and his or her joint annuitant (if any) and (ii) the vested benefits that would be payable under the Retirement Plan if the

         limitations imposed by sections 401(a)(17) and 415 of the

         Code did not apply and any deferred award credited to the

         Participant under the MPAP after January 1, 1988, had been paid to the Participant currently.

                  (b)  SIP Supplemental Benefit.  A Participant's

         SIP Supplemental Benefit shall be the vested amount credited to a bookkeeping account established pursuant to this

         Section 3(b).  As of the last day of each Plan Year

         commencing after December 31, 1987, each Participant whose allocations for such Plan Year under the SIP are reduced as described in Section 2(c) above and who has made the maximum

         Participating Deferred and Participating Non-deferred

         Contributions permitted under the SIP for such Plan Year

         shall have an amount credited to such bookkeeping account.

         The amount so credited shall be the difference between the amount of Company Contributions and Allocable Forfeitures

         actually allocated to the Participant under the SIP for such

         Plan Year and the amount of Company Contributions and Allo-

         cable Forfeitures that would have been allocated to the

         Participant under the SIP for such Plan Year if the Partici-

         pant had made Participating Contributions equal to six

         percent of the Participant's Earnings (determined without

         regard to section 401(a)(17) of the Code).

                  Until the last day of the month preceding payment

         of the Participant's entire SIP Supplemental Benefit, the

         amount credited to such bookkeeping account shall be

         credited with interest equal to 70 percent of the higher of the following averages, compounded annually:  (i) the prime rate charged by the major commercial banks as of the first business day of each month (as reported in an official publication of the Federal Reserve System) or (ii) the,

         average monthly long-term rate of A rated corporate bonds

         (as published in Moody's Bond Record).

                  The Participant shall become vested in the Partic-

         ipant's SIP Supplemental Benefit upon the earliest of com-

         pletion of five Years of Vesting Service, attainment of

         age 65 while an Employee, death while an Employee or Total and Permanent Disability.



         SECTION 4.  DISTRIBUTIONS OF PLAN BENEFITS

                  Distributions of Plan Benefits shall be made in

         cash after the Participant ceases to be an Employee pursuant to the following procedures.

                  (a)  Retirement Plan Supplemental Benefit.  A

         Participant's vested Retirement Plan Supplemental Benefit

         shall be payable to the Participant or to any other person who receives benefits under the Retirement Plan with respect to the Participant in the same form and at the same times as the Participant's Retirement Plan benefit is paid.  However,

         if the Participant elects to have the Participant's

         Retirement Plan benefit paid in an optional form and/or

         before the Participant's Normal Retirement Date, the

         Executive Compensation and Personnel Policies Committee of

         the Board of Directors of the Company (the "Committee") may

         determine in its sole discretion that the Retirement Plan

         Supplemental Benefit shall be payable in the normal form and/or at the Normal Retirement Date notwithstanding the

         Participant's election.  A Participant's Retirement Plan

         Supplemental Benefit shall be subject to the same actuarial adjustments for time and form of payment applicable to

         Retirement Plan benefits.

                  (b)  SIP Supplemental Benefit.  A Participant may

         elect to receive distribution of the Participant's vested

         SIP Supplemental Benefit in 15 or fewer annual installments beginning in January of the year following the year in which the Participant ceases to be an Employee or in a single lump sum payable in January of such year by filing the prescribed form with the Committee at least 30 days before the date

         distribution is to commence.  If the Participant ceases to be an Employee during December of any year, distribution

         shall in no event commence earlier than the 30th day follow-

         ing the date the Participant ceases to be an Employee.

         Distribution will be made in accordance with the Partici-

         pant's election unless the Committee disapproves the elec-

         tion before the date distribution is to commence.  The

         amount of any annual installment shall be determined by

         dividing the amount credited to the Participant's book-

         keeping account as of the last day of the month preceding

         the date of distribution of such installment by the total

         number of installments elected by the Participant less the number of installments already paid.

                   If the Participant fails to make an election

         pursuant to this Section 4(b) or if the Committee disap-

         proves the Participant's election, the vested SIP Supplemen-

         tal Benefit shall be distributed in 15 annual installments beginning in January of the year following the year in which the Participant ceases to be an Employee, unless the Commit-

         tee in its sole discretion determines that distribution

         shall be made in a single lump sum payable in January of

         such year.

                  The Committee in its sole discretion may accel-

         erate the distribution of installments upon the request of the Participant.

                  If a Participant dies before the Participant's SIP

         Supplemental Benefit has been completely distributed, such benefit shall be distributed in a lump sum as soon as prac-

         ticable thereafter to the person who is or would be the

         Participant's Beneficiary under the SIP.

                  (c)  Small Benefits.  Notwithstanding the fore-

         going provisions of this Section 4, the Committee may adopt procedures for the payment of small Plan Benefits similar to the procedures for payment of small benefits under the

         Retirement Plan and the SIP.



         SECTION 5.  MISCELLANEOUS.

                   (a)  Forfeitures.  Plan Benefits shall be

         forfeited under the following circumstances:

              (i)  If the Participant is not vested in the

         Retirement Plan Supplemental Benefit or SIP Sup-

         plemental Benefit when the Participant ceases to

         be an Employee; or

              (ii)  If the Participant is indebted to the

         Company or any Subsidiary at the time the Partici-

         pant or the Participant's joint annuitant or other

         Beneficiary becomes entitled to payment of a Plan

         Benefit.  In such a case, to the extent that the

         amount of the Plan Benefit does not exceed such

         indebtedness, the amount of such Plan Benefit

         shall be forfeited and the Participant's indebted-

         ness shall be extinguished to the extent of such

         forfeiture.

                  (b)  Funding.  The Plan shall be unfunded, and all

         Plan Benefits shall be paid from the general assets of the

         Company or from assets held in a grantor trust that is

         subject to the claims of the Company's general or judgment creditors.

                  (c)  Tax Withholding.  The Committee shall make

         appropriate arrangements for satisfaction of any federal or state income tax or other payroll-based withholding tax

         required upon the accrual or payment of any Plan Benefits.

                  (d)  No Employment Rights.  Nothing in the Plan

         shall be deemed to give any individual a right to remain in the employ of the Company or any Subsidiary or to limit in any way the right of the Company or a Subsidiary to termi-

         nate any individual's employment with or without cause,

         which right is hereby received.

                  (e)  No Assignment of Rights.

                  (i)  Except as otherwise provided in Sec-

              tion 5(a)(ii) with respect to a Participant's

              indebtedness to the Company or a Subsidiary or in

              Section 5(e)(ii), the interest or rights of any

              person in the Plan or in any distribution to be

              made hereunder shall not be assigned (either at

              law or in equity), alienated, anticipated or

              subject to attachment, bankruptcy, garnishment,

              levy, execution or other legal or equitable pro-

              cess.  Any act in violation of this Section

              5(e)(i) shall be void.

                  (ii) All or any portion of a Participant's

              Plan Benefit hereunder shall be subject to the

              creation, assignment or recognition of a right

              under a state domestic relations order that is

              determined to be a "qualified domestic relations

              order" (within the meaning of section 414(p) of

              the Code) under the procedures established by the

              Company for the determination of the qualified

              status of domestic relations orders and for making

              distributions under qualified domestic relations

              orders.

                    (f)  Administration. The Plan shall be

         administered by the Committee.  No member of the Committee shall become a Participant in the Plan.  The Committee shall make such rules, interpretations and computations as it may deem appropriate, and any decision of the Committee with

         respect to the Plan, including (without limitation) any

         determination of eligibility to participate in the Plan and any calculation of Plan Benefits, shall be conclusive and

         binding on all persons.

                  (g)  Amendment and Termination.  The Company

         expects to continue the Plan indefinitely.  Future condi-

         tions, however, cannot be foreseen, and the Company shall

         have the authority to amend or to terminate the Plan at any time.  In the event of an amendment or termination of the

         Plan, a Participant's Plan Benefits shall not be less than the Plan Benefits to which the Participant would be entitled if the Participant's employment had terminated immediately prior to such amendment or termination of the Plan.